UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2013, the Board of Directors of LSB Industries, Inc. (the “Company”) elected Mr. Robert Henry as a director. Mr. Henry fills a vacancy and will serve with the class of directors having a term ending at the annual meeting of shareholders in 2014.

Mr. Henry, age 60, currently serves as president and chief executive officer of Oklahoma City University. He was appointed judge to the United States Court of Appeals for the Tenth Circuit in 1994 by former President Bill Clinton where he served most recently as chief judge until 2010. Prior to his appointment, Mr. Henry was dean and professor of law at Oklahoma City University School of Law from 1991 to 1994. In 1987, Mr. Henry was elected attorney general of Oklahoma where he served until 1991. He also served as an Oklahoma state representative from 1976 to 1986. Mr. Henry currently serves as a director of Devon Energy (NYSE: DVN), the Oklahoma City Chamber of Commerce, and numerous other civic and professional organizations. He was inducted into the Oklahoma Hall of Fame in 2008. Mr. Henry earned a bachelor’s degree with high honors from the University of Oklahoma and a juris doctorate degree from the University of Oklahoma College of Law.

The Board of Directors has determined that Mr. Henry is “independent” under the criteria of the New York Stock Exchange. In evaluating the independence of Mr. Henry, the Board considered the charitable contributions made by the family of Jack E. Golsen, the Company’s chief executive officer, and the fact that Mr. Golsen serves as a trustee of Oklahoma City University. There are no arrangements or understandings between Mr. Henry and any other person pursuant to which Mr. Henry was elected as a director of the Company. In addition, the Company is not aware of any relationships or related party transactions involving Mr. Henry that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Section 8 – Other Events

Item 8.01. Other Events

On November 11, 2013, Carrier Corporation (“Carrier”), advised Climate Master, Inc. (“CM”), a subsidiary of the Company, that effective as of the termination date (May 11, 2014) of the heat pump contracts between CM, as the manufacturer, and Carrier, as the purchaser, will not be renewed. During 2012 and the first nine months of 2013, revenues from these Carrier contracts relating to heat pumps represented less than 5% of the Company’s consolidated revenues during each of those periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer